Filed pursuant to Rule 424(b)(3)

Registration No.333-283484

PROSPECTUS

4,551,019 Shares of Common Stock underlying certain Common Warrants

This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to 4,551,019 shares of common stock, $0.001 par value (“Common Stock”), underlying those certain private placement warrants (the “Common Warrants”). We refer to the 4,551,019 shares of Common Stock underlying the Common Warrants being registered herein as the “Registered Securities.”

The offering price per share of Common Stock and accompanying warrant was $3.06.  The Common Warrants have an exercise price of $3.06 per share and will be exercisable on the date of stockholder approval of the issuance of the Common Warrants and underlying shares of Common Stock (the “Stockholder Approval Date”) and will expire five (5) years following the Stockholder Approval Date.

The selling stockholder may offer, sell or distribute all or a portion of the Registered Securities publicly or through private transactions at prevailing market prices or at negotiated prices. The selling stockholder may retain underwriters, dealers or agents from time to time. See “Plan of Distribution” for more information about how the selling stockholder may sell the Registered Securities.

We will not receive any proceeds from the sale of the Registered Securities, but we agreed to bear the expenses relating to the registration of the Registered Securities.

Our Common Stock and public warrants are listed for trading on The Nasdaq Capital Market under the symbols “LEXX” and “LEXXW,” respectively. On December 5, 2024, the last reported sale price of our Common Stock and public warrants on The Nasdaq Capital Market were $2.34 per share and $0.89 per public warrant, respectively.

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page 8 of this prospectus and in the documents incorporated herein by reference. You should read this entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2024.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the shares of our Common Stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Lexaria,” the “Company,” “we,” “us,” “our” or similar references to refer to Lexaria Bioscience Corp. and its subsidiaries.

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PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus, including the factors described under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ending August 31, 2024. Prospective purchasers of our Common Stock should also carefully read the information incorporated by reference in this prospectus, including our consolidated financial statements, and the exhibits to this prospectus.

Overview

Lexaria is a biotechnology company developing the enhancement of the bioavailability of a broad range of active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery technology. DehydraTECH combines APIs with specific long-chain fatty acid-rich triblyceride oils and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules including glucagon-peptide 1 drugs (“GLP-1”) and glucose -dependent insulinotropic polypeptide drugs (“GIP”), vitamins, pain medications, hormones, phosphodiesterase type 5 (“PDE5”) inhibitors, antivirals, nicotine and its analogs, and cannabinoids. Our technology can be applied to a variety of therapeutic indications, including diabetes, weight loss, hypertension and heart disease. DehydraTECH can be implemented in a multitude of ingestible or topically administered product formats including oral suspensions, tablets, capsules, foods, beverages, creams, lotions, and skin patches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter products, and consumer packaged goods.

DehydraTECH is a technology incorporated into the formulation and manufacturing process of new or existing orally ingestible and topical products. The procedure involves combining the active ingredient as a delivery “payload” together with certain long chain fatty acid-rich triglyceride oils and infusing the mixture into a carrier substrate material. Using controlled dehydration processing, the payload and long chain fatty acid-rich triglyceride oils  are reversibly associated together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. While the Company’s primary focus is on pharmaceutical drug products, this technology extends across many product categories including foods, beverages, cosmetics and nutraceuticals. DehydraTECH formulations have been found in some cases to reduce the need for unwanted sweeteners or chemical masking agents used for flavor- and odor-blocking for palatability enhancement purposes, allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed extensive experience from the formulation and production of its demonstration products, in various formats, that enables us to provide expert advice to our licensees with the integration of DehydraTECH in their products for the purpose of providing a more palatable and efficient delivery of bioactive molecules.

Lexaria supports our licensee’s products with our technology. A part of our business plan is to encourage new and existing industry participants to license and utilize DehydraTECH to enable enhanced performance of their developmental and commercial stage products. These products cross a wide range of bioactive molecules including GLP-1/GIPs, NSAID’s, nicotine and cannabidiol (“CBD”) with additional molecules of interest continually being evaluated.

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Patents

Our current patent portfolio includes patent family applications or grants pertaining to our compositions, methods of use in improving API bioavailability and palatability and methods of treatment for a range of therapeutic indications, orally or topically, for a wide variety of APIs encompassing cannabinoids; fat soluble vitamins; NSAID pain medications; and nicotine and its analogs. The pending and granted patents also cover the manufacturing and processing methods used to combine fatty acid-rich triglyceride oils with active pharmaceutical ingredients. This includes heating and drying methods and use of excipients and substrates.

The Company currently has several applications pending worldwide and, due to the complexity of pursuing patent protection, the quantity of patent applications will vary continuously as each application advances or stalls. We continue to investigate national and international opportunities to pursue expansions and additions to our intellectual property portfolio. Patents have been filed and/or granted specifically for the use of DehydraTECH with cannabinoids for the treatment of heart disease and hypertension to support our anticipated clinical trial work under our cleared Investigational New Drug (“IND”) application with the Food and Drug Administration (“FDA”), and for treatment of other prospective therapeutic indications of interest to us including epilepsy and diabetes/weight loss.  Patents have also been filed specifically for the use of DehydraTECH with GLP-1/GIP drugs to support our ongoing and expanding cardiometabolic clinical research programs in this therapeutic field also for diabetes/weight loss.

The Company has patents issued in the United States, Canada, Australia, Europe, India, Mexico, and Japan.

Research & Development

Lexaria is advancing several R&D activities in both preclinical and clinical programs. Currently, our primary research programs are the investigation of optimal formulations of DehydraTECH-enhanced GLP-1 and GIP drugs as well as the investigation of cannabidiol CBD for the reduction of hypertension for which our investigational new drug (“IND”) application to perform a Phase 1b study has received a Study May Proceed letter from the U.S. Food and Drug Administration (the “FDA”). Other programs have included DehydraTECH formulation development and testing with nicotine for reduced-risk oral pouches and prospective nicotine replacement therapy, human hormones, CBD for diabetes, dementia, seizures and others. From time to time the Company will engage in contract research and development for third parties who are interested in evaluating DehydraTECH in their products.

Diabetes and Weight Loss Management Investigation

During the fiscal-year ending August 31, 2024, Lexaria completed its initial investigational study to examine DehydraTECH-enhanced GLP-1 for prospective improvement in diabetes and weight loss management applications. The initial investigation (Human Pilot Study #1) was an investigator-initiated pilot study of the GLP-1 drug semaglutide with seven healthy volunteers comparing performance of a DehydraTECH-semaglutide oral capsule formulation to that of commercially available Rybelsus® tablets. For purposes of this initial study, the DehydraTECH-semaglutide composition was compound formulated using Rybelsus tablets as the semaglutide source input. As noted in our press releases issued on November 27 and 28, 2023, interim study findings showed that the DehydraTECH-semaglutide capsules sustained higher levels of semaglutide in blood; had faster achievement of peak drug delivery; had reduced incidence of moderate to severe side effects; sustained lower levels of blood glucose and lowered blood-glucose spike after eating. On January 4, 2024, upon conclusion of the study and full dataset analysis, the final study findings built upon the previously released interim findings evidencing that DehydraTECH-semaglutide produced even more pronounced and sustained higher levels of semaglutide in blood and lower levels of blood glucose and lowered blood-glucose spike after eating, while continuing to demonstrate reduced incidence of moderate to severe side effects.

Based on this initial pilot study’s success, during the fiscal-year, Lexaria commenced a comprehensive animal and human clinical research and development program to thoroughly evaluate DehydraTECH for the improved delivery of GLP-1 and GIP drugs, designed to support prospective commercial partnering with global pharmaceutical companies. The studies which were undertaken or are currently in progress are as follows:

Human Pilot Study #2 (GLP-1-H24-2)

This human pilot study was conducted in 9 healthy volunteers, to study a single dose of oral ingested DehydraTECH-semaglutide capsules in a similar design but with a slightly different formulation to Human Pilot Study #1, to be compared to commercially available Rybelsus®. Of note, Human Pilot Study #2 employed so called fed pre-dose study conditions, since this was deemed to be of scientific interest given the fact we had already demonstrated superior pharmacokinetic performance of its DehydraTECH semaglutide capsule composition under the recommended fasted pre-dose conditions in its previous Human Pilot Study #1. We also studied an oral dissolvable DehydraTECH-semaglutide tablet formulation (dissolvable into sublingual/buccal tissue) to determine whether GLP-1 drug absorption via this route is effective and well tolerated as an alternative to the conventional oral ingestible route which often presents with gastrointestinal side effect issues. The DehydraTECH compositions for this study were compound-formulated using commercially available Rybelsus® tablets as the semaglutide input material. The DehydraTECH-semaglutide capsules evidenced higher semaglutide levels in 17 of the 19 blood draws taken until the 24-hour completion of the study averaging 18.8% higher semaglutide levels over the course of the study compared to Rybelsus® alone, although the differences were variable and not significant statistically with such a small sample size. We were also pleased to find that none (0) of the 9 people taking the DehydraTECH-semaglutide capsules experienced any adverse events whatsoever. However, of the 9 human volunteers in the Study taking the Rybelsus® tablet, 6 of them experienced mild adverse events. Five of those same 6 people experienced mild adverse events from taking the dissolvable oral mouth-melt format of DehydraTECH-processed Rybelsus®. These tolerability findings built nicely upon those from our previous Human Pilot Study #1, which also showed the DehydraTECH-semaglutide capsules to be generally better tolerated than the Rybelsus® tablets that demonstrated instances of moderate nausea or diarrhea.

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Chronic Dosing Animal Study (WEIGHT-A24-1)

This is an obese rat diabetic-conditioned study similar to a previous Lexaria study (DIAB-A22-1), with 12 study arms and 6-10 animals per arm. The study has now been completed with each study arm running for 12 weeks to allow time to study weight loss, PK, and blood sugar control over time, followed by full data analysis and reporting.  The initial eight study arms, studied varied DehydraTECH formulations of semaglutide and liraglutide, with and without the salcaprozate sodium "SNAC" technology currently found within Rybelsus® tablets, as well as varied DehydraTECH formulations of CBD.  The following four study arms studied DehydraTECH formulations that were created using a combination of:  (i) a select DehydraTECH-semaglutide formulation with a select DehydraTECH-CBD formulation and (ii) the DehydraTECH-liraglutide formulation with a select DehydraTECH-CBD formulation; each against a positive control arm of Rybelsus® and a placebo arm.  On October 22 and October 24, 2024, the Company announced its study findings as collected on the initial eight study arms, noting that DehydraTECH-liraglutide (Group H) and select DehydraTECH-CBD formulations (Groups B, C, and D) outperformed the DehydraTECH-semaglutide formulations with respect to weight loss.  These findings appeared to support Lexaria's belief that DehydraTECH-CBD may have utility in diabetic control. DehydraTECH-liraglutide (Group H) and select DehydraTECH-CBD formulations (Groups A and B) were also the top performers in the study for overall blood sugar level changes of -11.540%, 1.09% and -3.76% respectively. Analyses of weight loss and blood sugar changes for the final four study arms, along with brain and blood absorption pharmacokinetic results on all 12 study arms is currently underway.

Human Pilot Study #3 (GLP-1-H24-3)

The Company has selected the contract research organization (“CRO”) for this study, manufactured the test articles, received Independent Review Board approval and has commenced dosing.  This human pilot study in up to 10 healthy human volunteers will study a single daily dose of oral ingested DehydraTECH-tirzepatide capsules (to be compound-formulated using Zepbound® by Eli Lilly) administered over a seven-day period compared to commercially available injectable Zepbound® to evaluate tolerability, PK, and blood sugar. Zepbound® is currently administered by injection only and was used as the tirzepatide input material for production of the DehydraTECH-tirzepatide capsules under investigation. Importantly, this study will evaluate DehydraTECH effectiveness in humans with a dual action GLP-1 + GIP drug while also doing so without the SNAC ingredient found in the Rybelsus® semaglutide composition from Human Pilot Studies #1 and #2.

Chronic Dosing Human Study (GLP-1-H24-4)

This chronic human study in up to 100 overweight, obese, pre-diabetic and/or type-2 diabetic human volunteers/patients has been designed to dose daily using oral DehydraTECH capsules for 12 weeks and evaluate tolerability, PK, weight loss, blood sugar levels and more. The primary goal of this study will be to compare DehydraTECH-processed semaglutide capsules to DehydraTECH-CBD capsules alone - and together in combination - relative to a positive control over an extended period of time. Inclusion of DehydraTECH-CBD in this study will be undertaken to determine if the improvements in glycemic control and weight loss witnessed in Lexaria's previous animal study DIAB-A22-1 are evidenced in humans. This clinical trial will be conducted in Australia and, in order to take advantage of potential research and development tax benefits, Lexaria has incorporated a wholly-owned Australian subsidiary which will control this study. To date, Lexaria (AU) Pty Ltd has hired the Australian CRO to oversee execution of this study and undertaken a comprehensive series of study start up activities together with that CRO.

Mode of Action and Performance of DehydraTECH-GLP-1 Drugs

Lexaria, in partnership with the National Research Council of Canada, completed an applied research program to evaluate certain molecular characteristics of DehydraTECH processed with the GLP-1 drug, semaglutide, related to its mode of action and performance, using simulated gastric fluid thereby mimicking conditions in the human gut. A battery of testing methods were employed, including polyacrylamide gel electrophoresis ("PAGE"), size exclusion chromatography (“SEC”), electrospray ionization mass spectrometry ("ESI-LCMS") and dynamic light scattering ("DLS").

This work program examined the molecular properties of DehydraTECH-processed pure semaglutide in comparison to the commercially available semaglutide formulation Rybelsus® using simulated gastric fluid and thereby mimicking conditions in the human gut. Findings from the PAGE and SEC analyses in particular clearly showed not only that semaglutide was efficiently released in the simulated gastric fluid environment with each of two formulations tested, but also that the semaglutide in both formulations was likely in monomeric form. This result is compelling because the available published literature describing Rybelsus® notes that it occurs in simple monomeric form in the human gut due to its proprietary salcaprozate sodium ("SNAC") ingredient chemistry. This property is important because it allows for permeation of the gastric epithelium for delivery systemically by resisting a tendency to otherwise complex in the gut into larger oligomeric form. Therefore, it is encouraging that Lexaria's DehydraTECH technology also appears to achieve the desired monomeric form without the presence of SNAC. Findings from the DLS and ESI-LCMSS testing were less conclusive experimentally, although the latter also appeared to show monomerization of the semaglutide samples similar to the PAGE and SEC analyses.

Long Term Stability Testing

Lexaria is also actively studying the chemical and microbiological purity and stability of select DehydraTECH compositions that it has prepared for the above animal and human studies over an extended duration of six to twelve months. Along with improved tolerability, PK and efficacy performance, long term stability is crucial if oral variants of GLP-1 / GIP drugs are to be seriously considered as replacements for currently injectable versions of these drugs.

Hypertension Phase 1b IND Trial HYPER-H23-1

The FDA provided Lexaria with a positive written response on August 10, 2022, from our pre-IND meeting regarding DehydraTECH-CBD for the treatment of hypertension. The FDA confirmed that it had agreed with Lexaria’s proposal to pursue a 505(b)(2) new drug application regulatory pathway for our program. On January 29, 2024, Lexaria submitted its IND application with the FDA and it received a Study May Proceed letter from the FDA on February 29, 2024. Manufacturing IND drug product batches has been performed through our third-party contract manufacturer, in compliance with current Good Manufacturing Practice regulations as mandated by the FDA, including stability testing.  We have begun addressing certain FDA conditions and have commenced study start-up tasks associated with preparing to perform study HYPER-H23-1, in order to be ready to commence this study in due course once Lexaria has raised sufficient funding.

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About this Offering

On October 14, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with an  institutional investor. The Purchase Agreement provided for the sale and issuance by us of an aggregate of: (i) 1,633,987 shares of our Common Stock (the “Shares”) at a purchase price of $3.06 per share and (ii) accompanying Common Warrants to purchase up to 4,551,019 shares of our Common Stock.  The Common Warrants will be exercisable commencing on the Stockholder Approval Date, will expire five (5) years following the Stockholder Approval Date and have an exercise price of $3.06 per share.

The Shares described above were offered and issued pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-262402) and a related prospectus supplement filed with the SEC (the “Registered Direct Offering”). The Common Warrants described above were issued in a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offerings”). The Offerings closed on October 16, 2024.

We agreed to register the Registered Securities.
Company Information

Our principal executive offices are located at 100 - 740 McCurdy Road, Kelowna, British Columbia, Canada, V1X 2P7. Our telephone number is 1-250-765-6424. We maintain a website at www.lexariabioscience.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedarplus.ca.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. These forward- looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward- looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the caption “Risk Factors” contained in this prospectus, any prospectus supplement, any applicable free writing prospectus, or under similar heading in the other documents that are incorporated by reference into this prospectus. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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RISK FACTORS

Investment in our Common Stock involves risks. Before deciding whether to invest in our Common Stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended August 31, 2024, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Common Stock and This Offering

The resale of our Common Stock by the selling stockholder could adversely affect the prevailing market price of our Common Stock and may cause substantial dilution to our existing stockholders.

We are registering for resale by the selling stockholder 4,551,019 shares of Common Stock underlying those certain Common Warrants.   The number of shares of Common Stock ultimately offered for sale by the selling stockholder under this prospectus is dependent upon the number of shares of Common Stock the selling stockholder elects to sell from time to time. Depending upon market liquidity at the time, sales of shares of our Common Stock upon the exercise of the Common Warrants, may cause the trading price of our Common Stock to decline.

The selling stockholder may sell all, some or none of the shares that it  holds or comes to hold upon the exercise of the Common Warrants. Sales by the selling stockholder of the shares acquired upon such exercise and sold under the registration statement of which this prospectus is a part, may result in dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock by the selling stockholder in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We will not receive any proceeds from the sale of the Registered Securities by the selling stockholder.  However, we will receive proceeds from the exercise of the Common Warrants if the Common Warrants are exercised for cash. We intend to use the net proceeds from  this offering for working capital and general corporate purposes. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

USE OF PROCEEDS

All shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Common Warrants if the Common Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital and general corporate purposes.

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SELLING STOCKHOLDER

The shares of Common Stock being offered by the selling stockholder are those issuable to the selling stockholder upon exercise of the Common Warrants issued in the Private Placement.  For additional information regarding the Private Placement, see “Prospectus Summary - About this Offering.” We are registering the Registered Securities in order to permit the selling stockholder to offer such securities for sale from time to time. Except for the ownership of the Registered Securities issued in the Offerings, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of our Common Stock of  the selling stockholder. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholder, based on its ownership of the Common Warrants and our Common Stock, as of November 15, 2024, assuming exercise of all Common Warrants held by the selling stockholder on that date, without regard to any limitations on exercise.

This prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Common Warrants, determined as if the outstanding Common Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Common Warrants. The third column assumes the sale of all of the shares of Common Stock offered by the selling securityholders pursuant to this prospectus.

Under the terms of the Common Warrants, a selling securityholder may not exercise the Common Warrants to the extent such exercise would cause such selling securityholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at the direction of the selling securityholder, 9.99%), of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination of the shares of Common Stock issuable upon exercise of such Common Warrants which have not been exercised. The number of shares of Common Stock in the columns below do not reflect this limitation. The selling securityholder may sell all, some or none of their shares of Common Stock in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of shares of Common Stock Owned After Offering (3)	Percentage of Beneficial Ownership After Offering (3)
Armistice Capital, LLC (4)	5,811,019	4,551,019	1,260,000	5.7%

(1)

All of the shares of Common Stock that are exercisable for the shares underlying the Common Warrants offered hereby contain certain beneficial ownership limitations, which provide that a holder of the securities will not have the right to exercise any portion of its Common Warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Additionally, stockholders may have acquired shares on the open market without the Company’s knowledge that may not be reflected.

(2)	Represents shares of Common Stock underlying the Common Warrants issued to the selling stockholder in the private placement and offered hereby.

(3)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholder might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder, including Common Stock issuable upon exercise of the Common Warrants issued in the Offering.

(4)

These securities are directly held by Armistice Capital Master Fund, Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Common Warrants are subject to a 4.99% beneficial ownership limitation that precludes the Master Fund from exercising any portion of the Common Warrants to the extent that, following such exercise, the Master Fund’s beneficial ownership of our then outstanding Common Stock would exceed 4.99%. The number of shares set forth in the above table do not reflect the application of this limitation, but the percentages in the table do give effect to such beneficial ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

We are registering the Registered Securities on behalf of the selling stockholder. The selling stockholder and any of its pledgees, assignees, distributees, and successors-in-interest in the Registered Securities received after the date of this prospectus from the selling stockholder as a partnership distribution, gift, pledge, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of the shares of our Common Stock covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such Common Stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the Registered Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registered Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the Registered Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Registered Securities, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registered Securities in the course of hedging the positions they assume. To the extent permitted by applicable securities laws, the selling stockholder may also sell the Registered Securities short and deliver these securities to close out their short positions, or loan or pledge the Registered Securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Registered Securities offered by this prospectus, which Registered Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholder from the sale of the Registered Securities offered by it will be the purchase price of the Registered Securities less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the Registered Securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the Registered Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Registered Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Registered Securities covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Registered Securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Registered Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Registered Securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation as currently in effect and our second amended and restated bylaws as currently in effect, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capital Stock

Our authorized capital stock consists of 220,000,000 shares of Common Stock, par value $0.001 per share.  As of November 25, 2024, there were 17,452,594 shares of Common Stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of Common Stock, par value $0.001 per share. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights. Further, holders of our Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities. Holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our Common Stock equal to 33.33% of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal. The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

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DIVIDEND POLICY

We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The financial statements of Lexaria Bioscience Corp. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2024 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.lexariabioscience.com. Our stock is quoted on The Nasdaq Capital Market under the symbols “LEXX” and “LEXXW” .

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s website.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended August 31, 2024, filed on November 26, 2024;

•	our Current Reports on Form 8-K, filed on September 5, 2024, October 2, 2024, October 16, 2024, and October 18, 2024 (other than any portions thereof deemed furnished and not filed);

•	Our Form 8-A12B, filed on January 11, 2021, including any amendments or reports filed for the purpose of updating such description; and

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Lexaria Bioscience Corp. #100 – 740 McCurdy Road

Kelowna, British Columbia V1X 2P7 Canada

Attn: Chief Executive Officer

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Lexaria Bioscience Corp.

4,551,0194 Shares of Common Stock underlying certain Common Warrants

PROSPECTUS

December 5, 2024

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